 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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CORPORATE CAPITAL TRUST, INC.

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A copy of a presentation that is intended to be used by representatives of Corporate Capital Trust, Inc. in meetings with certain existing investors and other parties is set forth below.

* * *

Corporate Capital Trust, Inc. September 2017

This presentation is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy the securities described herein . Investing in Corporate Capital Trust is not suitable for all investors and they should carefully read the information in our Forms 10 - Q and 10 - K filings and in our other public filings before making an investment . Consider the investment objectives, risks, charges and expenses before deciding to invest in our shares of common stock . The information contained herein does not replace or supersede any information contained within the company’s 10 - K, 10 - Qs or other public filings . Corporate Capital Trust closed to new investors who purchase through the independent broker - dealer channel on Feb . 12 , 2016 . Corporate Capital Trust is currently advised by CNL Fund Advisors Company (CNL) and subadvised by KKR Credit Advisors (US) LLC (KKR Credit), affiliates of CNL Financial Group and KKR & Co . L . P . , respectively . The data and information presented are for informational purposes only . KKR Credit conducts its business through KKR Credit Advisors (US) LLC, an SEC - registered investment adviser, KKR Credit Advisors (Ireland), authorized and regulated by the Central Bank of Ireland, and KKR Credit Advisors (UK) LLP which is authorized and regulated by the Financial Conduct Authority in the United Kingdom . References to “KKR Capstone” or “Capstone” are to all or any of KKR Capstone Americas LLC, KKR Capstone EMEA LLP, KKR Capstone EMEA (International) LLP, KKR Capstone Asia Limited, and their affiliates, which are owned and controlled by their senior management . KKR Capstone is not a subsidiary or affiliate of KKR . KKR Capstone operates under several consulting agreements with KKR and uses the “KKR” name under license from KKR . References to operating executives, operating experts, or operating consultants are to employees of KKR Capstone and not to employees of KKR . In this presentation, the impact of initiatives in which KKR Capstone has been involved is based on KKR Capstone’s internal analysis and information provided by the applicable portfolio company . Impacts of such initiatives are estimates that have not been verified by a third party and are not based on any established standards or protocols . They may also reflect the influence of external factors, such as macroeconomic or industry trends, that are unrelated to the initiative presented . Participation of KKR Private Equity, KKR Capital Markets, and KKR Capstone personnel in the public investment process is subject to applicable law and inside information barrier policies and procedures, which may limit the involvement of KKR Private Equity, KKR Capital Markets, and KKR Capstone personnel in certain circumstances and KKR Credit’s ability to leverage such integration with KKR . Discussions with Senior Advisors and employees of KKR’s managed portfolio companies are also subject to the inside information barrier policies and procedures, which may restrict or limit discussions and/or collaborations with KKR Credit . Additional Information and Where to Find It : In connection with the matters described in this communication, the Company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14 A . The Company has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters . STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS COMMUNICATION . The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http : //www . sec . gov), at the Company’s website (http : //www . corporatecapitaltrust . com/investor - resources), or by writing to the Company at 450 S . Orange Avenue, Orlando, Florida 32801 (telephone number 866 - 650 - 0650 ) . The information contained in this presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company . The tender offer referenced herein will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”) . The full details of the each of tender offer, including complete instructions on how to tender shares of common stock, will be included in the Tender Materials, which the Company will distribute to shareholders and file with the SEC upon the commencement of the tender offer . Shareholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of the tender offer . The Tender Materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http : //www . sec . gov), at the Company’s website (http : //www . corporatecapitaltrust . com/investor - resources), or by writing to the Company at 450 S . Orange Avenue, Orlando, Florida 32801 (telephone number 866 - 650 - 0650 ) . Participants in the Solicitation : The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the matters described in this communication . Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with SEC . 2 Important Information

3 Some of the statements in this presentation constitute “forward - looking statements” because they relate to future events or the future performance or financial condition of the company . These statements are based on the beliefs and assumptions of the company’s management and on the information currently available to management at the time of such statements . Although we believe that the expectations reflected in such forward - looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward - looking statements . Some factors that might cause such a difference include the following : persistent economic weakness at the global or national level, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global capital market conditions, our ability to obtain or maintain credit lines or credit facilities on satisfactory terms, changes in interest rates, our ability to identify suitable investments, our ability to close on identified investments, our ability to maintain our qualification as a regulated investment company and as a business development company, the ability of our Advisors and their affiliates to attract and retain highly talented professionals, the ability of our Advisors to locate suitable borrowers for our loans, the ability of such borrowers to make payments under their respective loans, our ability to complete the listing of our shares of common stock on the New York Stock Exchange LLC (NYSE), our ability to complete the proposed related tender offer, and the price at which shares of our common stock may trade on the NYSE, which may be higher or lower than the purchase price in the proposed tender offer . Given these uncertainties, we caution you not to place undue reliance on such statements, which apply only as of the date hereof . Forward - looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events . Important factors that could cause actual results to differ materially from the company’s expectations include those described above and disclosed in the company’s filings with the SEC, including the company’s annual report on Form 10 - K for the year ended December 31 , 2016 , which was filed with the SEC on March 20 , 2017 and the company’s quarterly reports subsequently filed on form 10 - Q . The company undertakes no obligation to update such statements to reflect subsequent events . Important Information & Forward Looking Statements

4 The company and its directors and officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders with respect to the matters described in this communication . Information about the company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with SEC . Risk Factors In addition to the other risk factors disclosed in our Forms 10 - K and 10 - Q, risks of investing in Corporate Capital Trust include : • Investing in Corporate Capital Trust may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment . Other risks include a limited operating history, reliance on the advisors of the company, conflicts of interest, payment of substantial fees to the advisors of the company and its affiliates, limited liquidity, and liquidation at less than the original amount invested . Corporate Capital Trust is a long - term investment . Investing for short time periods makes losses more likely . See the Risk Factors section in our Forms 10 - K, 10 - Q and other public filings to read about the risks an investor should consider before buying shares of Corporate Capital Trust . There is no assurance the investment objectives will be met . • Corporate Capital Trust may extend loans to those with low credit quality and there may be limited information about those companies, which involves interest rate risk and financial market risk . Leverage can increase expenses and also volatility, which may magnify gains and losses . • Distributions are not guaranteed and subject to change . Future distributions may include a return of principal or borrowed funds, which may lower overall returns to the investor and may not be sustainable . We have borrowed funds to make investments, which increases the risks of investing in our shares . • An investment in Corporate Capital Trust is illiquid, which means that an investor will have limited ability to sell shares and should not expect to be able to sell their holdings until a liquidity event such as the proposed listing described herein . The board of directors must consider a liquidity event on or before Dec . 31 , 2018 , but there is no guarantee that any liquidity event will take place . Information Barrier Disclosure Participation of KKR Private Equity, KKR Capital Markets, and KKR Capstone personnel in the public markets investment process is subject to applicable law and inside information barrier policies and procedures, which may limit the involvement of such personnel in certain circumstances and KKR Credit’s ability to leverage such integration with KKR . Discussions with Senior Advisors and employees of the Firm’s managed portfolio companies are also subject to the inside information barrier policies and procedures, which may restrict or limit discussions and/or collaborations with KKR Credit . Assets Under Management References to “assets under management” or “AUM” represent the assets managed by KKR or its strategic partners as to which KKR is entitled to receive a fee or carried interest (either currently or upon deployment of capital) and general partner capital . KKR calculates the amount of AUM as of any date as the sum of : ( i ) the fair value of the investments of KKR's investment funds ; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest ; (iii) the fair value of investments in KKR's co - investment vehicles ; (iv) the par value of outstanding CLOs (excluding CLOs wholly - owned by KKR) ; (v) KKR's pro - rata portion of the AUM managed by strategic partnerships in which KKR holds a minority ownership interest and (vi) the fair value of other assets managed by KKR . The pro - rata portion of the AUM managed by strategic partnerships is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM . KKR’s calculation of AUM may differ from the calculations of other asset managers and, as a result, KKR’s measurements of its AUM may not be comparable to similar measures presented by other asset managers . KKR's definition of AUM is not based on the definitions of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts that it manages and is not calculated pursuant to any regulatory definitions . Important Information

Overview of Corporate Capital Trust 5

CCT Is An Industry Leading Business Development Company 6 Externally managed by KKR Credit • Leverages the full KKR platform • SEC exemptive relief • Strong alignment between KKR / CCT Significant scale with $4.4bn of assets • Focused on larger middle market companies • Typically sole or lead lender in originated credits • Scale can allow for more attractive funding Access to middle market direct lending opportunity • Stable recurring income generation • Established and diversified portfolio of 128 borrowers (1) • 71% of portfolio in senior secured investments (1) CCT is a business development company focused on making originated, senior secured loans to middle market companies Note: Please refer to “Important Information” at the beginning of this presentation for additional detail on the calculation of AUM and for further information on KKR’s inside information barrier policies and procedures, which may limit the involvement of personnel in certain investment pro cesses and discussions. 1) As of June 30, 2017.

$0.1 $0.9 $2.3 $3.0 $4.0 $4.4 $4.4 CCT Is Mature and Scaled with $4.4bn of Assets Note: Gross assets as of June 30, 2017. Gross assets as of 2011 - 2016 year - end. 2011 2012 2013 2014 2015 2016 2017 Q2 CCT Gross Assets 7 May 2013 Granted SEC exemptive relief August 2016 First investment in JV with Conway Capital April 2017 Commenced plans to list and for KKR to become sole investment advisor March 2014 Received investment grade credit rating (BBB - ) from S&P 1.5% Mgmt Fee At Listing 20% Performance Fee 7% Hurdle Rate October 2016 Closed equity offering (>70k investors) July 2011 Commenced fundraising and investment operations June / August 2017 $245mm unsecured notes at a fixed 5% rate

Listing Overview 8

Why Are We Seeking A Listing of CCT? 9 • Charter Requirement o Obligation to consider a liquidity event for shareholders no later than December 2018 o Ahead of schedule given supportive market • Sufficiently Seasoned / Scaled o Third largest listed BDC by assets once listed o Potential to be one of the leading listed BDCs • Receptive Equity Market Backdrop o Market for large BDCs is trading at a premium to NAV (1) o Investor appetite for yielding vehicles is high What Are The Benefits For Shareholders? Why Is This The Right Time? • Reduction in Fees o KKR to become sole investment advisor o Management fee rate lowered from 2.0% to 1.5% at listing • Increases Financial Flexibility for CCT o Improved access to public bond market and convertibles, among other capital markets o Enhanced options relative to those available to non - traded vehicles • Enhances Options for Shareholders o Ability to continue to hold or end investment as desired Note: There can be no assurances that an investor will experience a positive outcome or that adverse market changes won’t occ ur in conjunction with the timing of a listing event. The difference between a traded and non - traded asset in a portfolio may be significant and should be considered when making investment decisions. 1) Source: KBW Investment Banking Group, “Weekly BDC/RIC Market Overview.” Data as of August 25, 2017. Statistics are calculated as market - cap weighted averages. Includes internally and externally managed BDCs, which may demonstrate different trading characteristics.

Listed BDC Market Conditions 10 105% P/NAV for BDCs with market cap >$500M (1) 101% Trailing 12 Month P/NAV for BDC market (1) • Current Premium to Net Asset Value for Large BDCs o The BDC market as a whole is currently trading at a slight discount to NAV o The subgroup of large BDCs (>$500M in market cap) is trading at a 5% premium to NAV • Potential to Trade Above Net Asset Value o Once listed, CCT’s market price may trade above or below NAV at different times o Despite where the market is trading today, there are no guarantees that CCT will trade above NAV at listing • BDC Market Sensitive to Broader Equity Market Conditions o Despite today’s industry - wide premium, the BDC market may rise and fall in the future with broader movements of other listed sectors Market Trading Highlights Note: There can be no assurances that an investor will experience a positive outcome or that adverse market changes won’t occ ur in conjunction with the timing of a listing event. 1) Source: KBW Investment Banking Group, “Weekly BDC/RIC Market Overview.” Data as of August 25, 2017. Statistics are calcula ted as market - cap weighted averages. Includes internally and externally managed BDCs, which may demonstrate different trading characteristics.

CCT Listing Details Company Name Corporate Capital Trust, Inc. Exchange / Ticker NYSE:CCT Anticipated Timing Q4 2017 11 As of June 30, 2017. Fee Structure On Listing 1.5% management fee on assets 20% incentive fee on income; subject to a 7% hurdle and 4 quarter look - back 20% incentive fee on capital gains; net of all unrealized and realized losses Net Asset Value Per Share (1) $8.92 Shares Outstanding (1) 308,243,000 – all shares will be listed Distribution Rate Current annualized distribution rate of $0.715 per share; ~8% yield on 6/30 NAV Two special dividends of $0.045 per share expected to be distributed post - listing Subject to approval by the Board of Directors Post - listing Tender Tender expected at listing; terms and size to be announced Post - tender Share Purchases KKR - sponsored 10b5 - 1 Plan expected post - tender; terms and size to be announced

Management Fee • CCT’s management fee will drop from 2.0% to 1.5% What Changes Are Being Made At Listing? 12 Investment Advisor • CNL has served as CCT’s investment advisor and KKR Credit as sub - advisor • Post - listing, KKR Credit will be sole investment advisor Board of Directors & Special Advisory Committee • Special Advisory Committee to the Board will be formed ̶ Daniel Pietrzak, CIO of CCT, and Chirag Bhavsar, CFO of CNL, serving as representatives of KKR Credit and CNL, respectively • Tom Sittema , CEO of CNL, will step down from the Board of Directors Charter Amendments to Organizational Documents • CCT will make changes to its charter and bylaws to bring it in line with listed peers

KKR Credit Platform 13

Overview of KKR – A Leading Asset Management Platform Note: AUM and headcount as of June 30, 2017. Please refer to “Important Information” at the beginning of this presentation fo r a dditional detail on the calculation of AUM and for further information on KKR’s inside information barrier policies and procedures, which may limit the involvement of personnel in certain investme nt processes and discussions. KKR Capstone is not a subsidiary or affiliate of KKR. Please see Important Information for additional disclosure regarding KK R C apstone. Founded 1976 14 $148bn Assets Under Management Stakeholder Management (10 people) Client and Partner Group (~75 people) Global Macro and Asset Allocation (7 people) KKR Global Institute (3 people) KKR Capstone (~50 people) $15bn Internal Balance Sheet Largely Invested Alongside Clients ~370 Investment Professionals 19 Offices Globally Private Equity & Real Assets ~270 investment professionals ($85bn AUM) KKR Credit ~100 investment professionals ($39bn AUM) Capital Markets ~40 capital markets professionals (86 lead - left / active book - run transactions) HF Partnerships ($24bn AUM)

Attributes (1) ~100 dedicated investment professionals across 8 cities in 7 countries ~750 issuers on the KKR Credit platform KKR balance sheet and employees have committed approximately $2.7bn to our credit strategies (2) $0 $5 $10 $15 $20 $25 $30 $35 $40 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 (June 30) Leveraged Credit Private Credit Special Situations KKR Credit – Global Credit Platform 15 1) As of June 30, 2017. 2) Includes legacy investments in KKR Financial Holdings LLC, a specialty finance vehicle with listed preferred equity on the Ne w Y ork Stock Exchange, and various collateralized loan obligation vehicles. $39.4bn KKR Credit Assets Under Management $20.8bn Leveraged Credit • Leveraged Loans • High Yield Bonds • Opportunistic Credit • CLOs $10.1bn Private Credit • Direct Lending • Asset - Backed Lending • Subordinated Debt • Revolving Credit $8.5bn Special Situations • Deep Value • Distressed • Event - Driven KKR Credit AUM Growth ($ bn ) (1)

CCT Will Leverage the Full KKR Platform 16 Note: As of June 30, 2017. Additionally, KKR Capstone is not a subsidiary or affiliate of KKR. Please see Important Informati on at the beginning of this presentation for additional disclosure regarding KKR Capstone and for additional detail on the calculation of AUM and for further information on KKR’s inside information barrier policies and pro cedures, which may limit the involvement of personnel in certain investment processes and discussions. 1) Includes legacy investments in KKR Financial Holdings LLC, a specialty finance vehicle with listed preferred equity on the Ne w York Stock Exchange, and various collateralized loan obligation vehicles. Global Industry Expertise • Comprehensive global industry coverage in both credit and private equity • KKR Capstone professionals bring strong operational experience Underwriting Experience • 41 year history of investment excellence • 20 senior - most KKR Credit investment professionals have an average of over 19 years of experience • 20 senior - most private equity investment professionals have an average of over 23 years of experience Sourcing Breadth • Direct relationships with 150+ sponsors • 40 Capital Markets professionals bring differentiated relationships and solutions • Offices in New York, San Francisco, Houston, Menlo Park, and across Europe / Asia Shareholder Alignment • $2.7bn committed from KKR’s balance sheet and employees to KKR Credit strategies (1) • 10b5 - 1 plan funded by KKR’s balance sheet • Competitive fee structure with 1.5% management fee and a lookback feature Firm - Wide Approach • Highly collaborative team across business lines and geographies • One compensation pool aligns economic incentives • Culture that evolves, learns and thinks Corporate Capital Trust

Potentially Attractive Environment for Middle Market Direct Lending Private Equity Dry Powder Continues to Drive Strong Demand for Middle Market Lending… 5,000 6,000 7,000 8,000 9,000 10,000 11,000 0% 10% 20% 30% 40% 50% 60% 70% 80% 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 # US FDIC Banks Bank Market Share - US Lev. Loans Bank Market Share - US Lev. Loans # US FDIC Banks Source: Federal Deposit Insurance Corporation, S&P as of 12/31/2016 . Source: Prequin , as of July 1, 2017. $580bn $0 $100 $200 $300 $400 $500 $600 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 7/2017 17 … While Banks Have Retreated from Loan Market

Proprietary Sourcing Rigorous Screening The “KKR Advantage” Scale of KKR Private Credit Platform Drives Investment Opportunities KKR Private Credit’s large opportunity set is funneled through a rigorous screening and approval process Note: Reflects 2016 sourcing process for KKR Private Credit. 2016 Total Evaluated Opportunities 700 Total Screening Committee 350 (50% of Evaluated) Completed and Funded 37 (5% of Evaluated) Total Discussed at Private Credit Investment Committee 160 (23% of Evaluated) 18

CCT Sits Alongside KKR Credit’s Other Client Accounts CCT shareholders have the same deal flow access to KKR Credit investment opportunities as institutional investors, receiving a pro rata allocation of deals that fit CCT’s mandate (1) 19 Note: Fee terms between funds may vary. 1) Pro rata allocation decisions are based on a variety of factors, including but not limited to, available capital, demand size , i nvestment suitability, deal - specific considerations, and portfolio management. Investment Process & Deal Allocation Senior Secured Loan Screened KKR Credit Deal Team Due Diligence Private Credit Investment Committee

CCT’s Portfolio 20

39.7% 28.5% 2.9% 9.4% 12.2% 2.4% 4.9% 1st Lien Loan - Senior Secured 2nd Lien Loan - Senior Secured Other Senior Secured Asset Based Finance Subordinated Debt SCJV Equity / Other Diversified Portfolio Focused on Directly Originated Senior Debt Note: As of June 30, 2017. 1) The weighted average annual yield on accruing debt instruments is based on amortized cost as of the end of the applicable per iod. The weighted average annual yield for accruing debt investments is computed as (i) the sum of (a) the stated annual interest rate of each debt investment, multiplied by its par amount, adju ste d to U.S. dollars when necessary, as of the end of the applicable reporting period, plus (b) the annual amortization of the purchase or original issue discount or premium of each debt investm ent assuming amortization to par; divided by (ii) the total amortized cost of debt investments included in the calculated group as of the end of the applicable re porting period. 19.6% 7.2% 13.0% 7.7% 8.0% 5.4% 5.6% 4.5% 5.1% 5.6% 18.3% Capital Goods Software & Services Diversified Financials Retailing Materials Auto Real Estate Technology Healthcare Consumer Durables Other (11 industries) Security Exposure 128 portfolio companies 71% of investments in senior secured debt 81% of debt investments are floating rate 25% FMV in Top - 10 Positions 9.7% Average yield on debt investments (1) 0.43% Non - accrual rate at FMV 21 71% senior secured Sector Exposure

Final Thoughts 22

Final Thoughts 23 • Reduction in f ees o Management fee rate lowered from 2.0% to 1.5% at listing • Increases financial f lexibility for CCT o Improved access to public bond market and convertibles, among other capital markets o Enhanced options relative to those available to non - traded vehicles • Enhances options for shareholders o Ability to continue to hold or end investment as desired • Opportunity remains to deploy capital in middle market private credit. o KKR will continue to execute the same investment strategy in the listed phase of CCT’s lifecycle • Potential for CCT to trade at levels of other listed peers o Market for BDCs >$500mm is currently trading at a 5% premium to NAV (1) • Special distributions of $0.045 are expected for each Q4 2017 and six months after the listing Key Benefits of CCT’s Listing 1) Source: KBW Investment Banking Group, “Weekly BDC/RIC Market Overview.” Data as of August 25, 2017. Statistics are calcula ted as market - cap weighted averages. Includes internally and externally managed BDCs, which may demonstrate different trading characteristics.

Case Studies The companies shown on pages 25 - 27 represent a cross - sample of executed transactions in the last 18 months, and CCT would seek to participate in similar transactions going f orward. The transactions identified are not representative of all of the securities purchased or sold by CCT, and it should not be assumed that the investment in the companies identified was or will be profitable. Please refer to “Important Information” for further information on KKR’s inside information barrier policies and procedures, whi ch may limit the involvement of personnel in certain investment processes and discussions. Past performance is no guarantee of future results . 24

The KKR Advantage in Practice: CCT Case Studies Case Study 2: New Enterprise Stone & Lime Investment Date July 2016 Purpose Refinancing Security First Lien Term Loan Industry Industrials Leverage 4.6x Interest Rate L + 800bps LIBOR Floor 1.00% OID 99 Structuring Fee 1.50% Call Protection 104.5, 102.25, 100 at T+50 to 104.5 Additional Terms • Minimum EBITDA and Capital Expenditures covenants Company Overview • Family - owned, vertically integrated aggregates supplier and heavy highway construction contractor in PA. Business segments include: − Construction materials (aggregates, hot mix asphalt, ready mix concrete) − Heavy / highway construction − Traffic safety services • Significant hard assets; 42 quarries, 30 asphalt plants, 17 concrete plants and 2bn tons of aggregate reserves Investment Thesis • Key end markets driven by the non - residential construction cycle; KKR’s outlook is favorable, and Company should benefit from increased spending • Pennsylvania transportation bill expected to increase spending by the commonwealth by $ 2 - 3bn/year ; Company well - positioned as bridges, roads and highways are a key focus • Meaningful asset coverage in a downside scenario given strategic location of quarries and scarcity of those assets KKR Advantage • Company initially introduced to KKR Credit by KKR PE team • KKR Credit has invested in the Company since 2011 • KKR Credit granted exclusive look at transaction given goodwill with management, familiarity with company, and ability to act in size • Significant diligence of regulatory environment including the Highway Bill at the federal level and the PA Transportation Bill at the state level Case Study 1: AM General Investment Date December 2016 Purpose Refinancing Security First Lien Term Loan Industry Autos Leverage 1.9x Interest Rate L+725bps LIBOR Floor 1.00% OID 98.5 Structuring Fee 1.50% Call Protection NC - 1, 103, 102, 101 Additional Terms • 10% per annum hard amortization • 50% excess cash flow sweep (with step - downs) • Maximum total first lien leverage ratio; maximum total leverage ratio Company Overview • American heavy vehicle manufacturer • Producer / primary servicer of U.S. military Humvees • N.A.’s only independent contract manufacturer of automobiles, SUVs and trucks • Sponsor has owned the Company for 12 years; demonstrates commitment to the business /conviction in the long - term investment opportunity through cycles Investment Thesis • Diverse mix of businesses: military and commercial vehicle production, service parts, logistics services, and engine and transmission production • Significant revenue and earnings visibility; >60% of 2017E revenue in backlog from existing orders • Large installed base provides further visibility through parts orders / replacement cycle • Low leverage and contractual deleveraging via amortization • In process of signing $2+ billion Sole Source contract for international orders; AMG is only logical provider KKR Advantage • Reviewed investment opportunity with General Petraeus who was able to advise on the importance of the platform and key considerations for diligence • Held calls with third - party experts (both military and commercial) to assess industry dynamics • KKR Credit had underwritten investment and was able to move quickly when bank syndicated deal failed; KCM was able to distribute the second lien below KKR’s investment 25

The KKR Advantage in Practice: CCT Case Studies Case Study 4: NBG Home Investment Date April 2017 Purpose Acquisition Financing Security First Lien Term Loan, Second Lien Term Loan, Equity Co - Invest Industry Home Furnishings Leverage First Lien: 3.4x; Second Lien: 4.3x Interest Rate First Lien: L+550bps; Second Lien: L+975bps LIBOR Floor 1.00% OID First Lien: 98; Second Lien: 98.5 Structuring Fee Second Lien: 1.50% Call Protection First Lien: 101; Second Lien: 103/102/101 Additional Terms • Covenant - lite first lien Company Overview • Designer, manufacturer and distributor of affordable home décor products • Sells through mass market (Target, Walmart), specialty ( HomeGoods , Michael’s), home improvement (Home Depot, Lowe’s) and online (Amazon) distributors Investment Thesis • Diversified customer base; no customer >10% of sales • End markets have been recession resistant • Market driven more by remodel / repairs than new homes due to the low price points and frequent replacement cycles • Affordable home décor is a large / attractive market; $16bn in size • Sponsor specializes in retail investments; extensive experience in retail distribution and sourcing KKR Advantage • Early call from Sycamore to provide complete financing solution • KKR Credit proposed a differentiated solution: covenant - lite first and second lien term loan • KCM acted as Joint Lead Arranger and Joint Bookrunner on the $260mm syndicated first lien term loan while KKR Credit provided the entire second lien term loan Case Study 3: Three Sixty Group Investment Date March 2017 Purpose Acquisition Financing Security First Lien Term Loan Industry Consumer Discretionary Leverage 4.3x Interest Rate L + 700bps LIBOR Floor 1.00% OID 1.50% Structuring Fee 1.00% Call Protection 102, 101 Additional Terms • 2.5% mandatory amortization • 50% excess cash flow sweep (with step - downs) • Total net leverage ratio, limitations on acquisitions and incremental debt Company Overview • Designer, sourcer and seller of high - velocity consumer products to 70,000+ U.S. retail stores • Products sourced and sold to customers at price advantage, often 30 - 50% below competitors • Low price position and unique merchandise program selling approach across categories result in improved sell - through and profitability for retail customers Investment Thesis • Company’s merchandising programs let retailers improve profitability in hard - to - manage product categories without in - house sourcing costs • Long - term customer relationships; serves some of the largest retailers in the US • Consistent track record of expansion and brand portfolio • Sponsor is making an equity investment and has experience managing consumer companies KKR Advantage • KKR Credit evaluated financing for Sponsor’s initial acquisition in October 2015, thus was familiar with the Company and its product offerings • KKR has long running relationship with the Sponsor and was invited in Q1 2017 to provide acquisition financing which led to an opportunity to replace the incumbent lender • KKR leveraged its broad experience in the retail and consumer sector to conduct channel checks and validate the Company’s value proposition and brand perception 26

The KKR Advantage in Practice: CCT Case Studies Case Study 6: Toorak Capital Partners Investment Date August 2016 Purpose Purchase residential real estate bridge loans Security Asset - backed finance Industry US Residential Real Estate LTV 50 - 75% against underlying real estate Company Overview • KKR Credit and Toorak Capital Partners LLC established a differentiated loan aggregation platform in Q3 2016 • Focused on residential bridge loans – loans made to professional residential rehab specialists • Short dated loans (7 month avg life) with attractive coupons (8% – 12%), and an average size of ~$200k • 12+ distinct originators partners across the country Investment Thesis • Strong downside protection; purchasing first lien mortgages capped at a maximum of 75% loan to value • Majority of the originators agreed to hold a first loss risk retention exposure in the loan pools • First loss piece substantially enhances KKR Credit’s downside protection beyond the low LTV on the loans • Opportunity is scalable; current size of residential bridge lending market is $15.0bn+ and we have indications for $800mm+ of actionable origination volume • Outsourcing the ongoing loan due diligence, document custodian and loan servicing functions to best - in - class third party providers helps execution and mitigates operational risks • Toorak is largest capital provider to the residential bridge lending industry • 16 - 18% expected return on a short duration asset KKR Advantage • Longstanding relationship with management team • Formed a detailed and constructive global macro view on US housing market • Structured partnership to ensure alignment of interest • Diligenced originators on - boarded at launch; continue to conduct due diligence on each originator in tandem with Clayton Holdings, a professional loan due diligence company • KKR’s internal knowledge of mortgage finance informed its views around investing in the transaction • KKR Credit has two of three board seats and controls all decisions around originator eligibility criteria Case Study 5: PQ Corporation & Eco Services Investment Date May 2016 Purpose Acquisition Financing Security Senior Unsecured Notes Industry Specialty Chemicals Leverage 5.8x Interest Rate L + 1075bps LIBOR Floor 1.00% OID 98 Structuring Fee 0.00% Call Protection NC - 2, 104, 102 Additional Terms • Covenant - lite first lien Company Overview • PQ Corp is a global producer of specialty inorganic performance chemicals and catalysts • Operates in three distinct segments: performance chemicals, catalysts, and specialty glass materials • Eco Services is a leading sulfuric acid manufacturer in the US; #1 market share in sulfuric acid regeneration and the virgin acid merchant market • In August 2015, the Companies announced that they were form a leading global producer of inorganic specialty materials and catalysts Investment Thesis • Adds a complimentary business line to existing product offerings and provides stability through cycles via differentiation and margin stability • Large percentage of sales contracts have automatic pass - through features for raw materials and input costs • Exposure to defensive industries (personal care, cleaning products, tires, gasoline) creates greater volume stability in market downturns • No single end market makes of a significant percentage of sales – largest end market is <18% of overall sales KKR Advantage • Diligence advantage, as KKR Credit had an existing position in the credit • Ability to move quickly to participate in the transaction before the rest of the capital structure launched in the syndicated markets • Capital available to fill market need due to leverage lending guidelines in the US 27

Additional Information and Where to Find It

In connection with the matters described in this communication, the Company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. The Company has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the stockholder meeting relating to such matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS COMMUNICATION. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the matters described in this communication. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with SEC.

Forward Looking Statements

The information in this communication may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include those disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.